ANCHIN, BLOCK & ANCHIN LLP
                                            Accountants & Advisors

                                            1375 Broadway, New York, NY  10018
                                            (212) 840-3456
                                            www.anchin.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-141079 of Robeco-Sage Triton Fund, L.L.C. on Form N-2 of our report dated May 28, 2008. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
June 16, 2008



















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